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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 22, 1999






                         The J.H. Heafner Company, Inc.
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             (Exact name of registrant as specified in its charter)


North Carolina                       333-61713                56-0754594
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(State or other jurisdiction       (Commission              (IRS Employer
of incorporation)                  File Number)           Identification No.)


2105 Water Ridge Parkway, Suite 500, Charlotte, North Carolina        28217
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(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code (704) 423-8989
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          (Former name or former address, if changed since last report)



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Item 5.  Other Events

On April 22, 1999, The J.H. Heafner Company, Inc. (the "Company") entered into an agreement covering the sale of stock in the Company to Charlesbank Capital Partners, LLC ("Charlesbank"). Charlesbank has agreed to purchase the majority of the equity interests currently held by members of the Gaither family and has offered to purchase interests held currently by outside investors of the Company. After completion of the transaction, Charlesbank will be majority owner of the Company. Charlesbank is a private equity firm with offices in Boston and New York that manages over $2.1 billion of direct private investment assets. The transaction is expected to be completed within the next two months and is subject to certain regulatory and other approvals.

In connection with the completion of the transaction, Ann H. Gaither, currently Chairperson of the Board, will retire. William H. Gaither, currently President and CEO, will assume the role of Chairman, and Donald C. Roof, currently Senior Vice President and CFO, will assume the role of President and CEO. The other members of the senior management team will remain in place and be co-investors in the Company.





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    May 7, 1999                        The J.H. Heafner Company, Inc.

                                            By: /s/  Donald C. Roof
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                                                 Donald C. Roof
                                                 SVP - Finance
                                                 Chief Financial Officer